QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2
Consent of Counsel

[LETTERHEAD OF PRESTON GATES & ELLIS LLP]

April 2, 2000

Teltone Corporation
22121 - 20th Avenue S.E.
Bothell, Washington 98021-4408

Ladies and Gentlemen:

    We consent to the incorporation by reference of our opinion which is attached as an exhibit to the Form S-8 filed by Teltone Corporation on October 14, 1992, Number 33-53278, in the registration statement on Form S-8 filed with the Securities and Exchange Commission by Teltone Corporation of even date herewith.

Very truly yours,
PRESTON GATES & ELLIS llp
By	/s/ RICHARD B. DODD Richard B. Dodd

6

QuickLinks

Exhibit 23.2 Consent of Counsel